UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2023

Eagle Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36306	20-8179278
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

50 Tice Boulevard, Suite 315 Woodcliff Lake, NJ	07677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 326-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	EGRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On November 29, 2023, Eagle Pharmaceuticals (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”), with the U.S. Securities and Exchange Commission (the “SEC”), announcing the appointment on November 27, 2023 of Michael Graves as Interim Executive Chairman of the Board of Directors of the Company (the “Board”) and Interim Principal Executive Officer of the Company in connection with Mr. Tarriff’s resignation from his positions with the Company and the Board. This Amendment No. 1 to Current Report on Form 8-K (“Amendment No. 1”) amends the Original Form 8-K in order to supplement the Company’s disclosure under Item 5.02 of the Original Form 8-K with respect to the compensation terms for Mr. Graves’s new role, which such terms were not known at the time of filing the Original Form 8-K. The Original Form 8-K otherwise remains unchanged and does not otherwise reflect events occurring after the original filing of the Form 8-K except as set forth in this Amendment No. 1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with such appointment of Mr. Graves as the Interim Executive Chairman of the Board and Interim Principal Executive Officer of the Company, on December 21, 2023, the Company and Mr. Graves entered into an offer letter (the “Offer Letter”) providing the following compensation terms, commencing retroactively as of November 27, 2023 (the “Effective Date”): (i) a monthly compensation of $110,000 for the Term (as defined below); and (ii) eligibility to receive a one-time nonqualified stock option to purchase 293,000 shares of the Company’s common stock, which was granted on December 21, 2023 in connection with the execution of the Offer Letter. The option will vest in equal monthly installments over a one-year period measured from the Effective Date subject to his Continuous Service (as defined in the Company's 2014 Equity Incentive Plan (the “Plan”)), and will accelerate in full upon (i) his death or Disability (as defined in the Plan), (ii) a Change in Control (as defined in the Plan) or (iii) Mr. Graves’s termination without Cause (as defined in the Plan) from the Interim Principal Executive Officer and Interim Executive Chairman roles on or within three months prior to a Change in Control. The nonqualified stock option award described above is subject to the terms and conditions of the Plan, previously adopted and disclosed by the Company and filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 10, 2015, and the form of option award agreement, previously adopted and disclosed by the Company and filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on December 21, 2015. During Mr. Graves’s Term as Interim Executive Chairman of the Board and Interim Principal Executive Officer of the Company, Mr. Graves will not be eligible for participation in the Company’s executive bonus program. Mr. Graves will also not be eligible to participate in the Company’s severance plans. During the Term, Mr. Graves will not be eligible for compensation (either in the form of cash or equity) under the Company’s non-employee director compensation program, although he remains on the Board, and equity previously granted to him in his capacity as a non-employee director continues to vest. Mr. Graves’s employment is on an at-will basis, with an expected term of less than 12 months (the “Term”), which may be terminated sooner or may be extended by mutual agreement.

The Company and Mr. Graves previously entered into the Company’s standard director and officer indemnification agreement, in the form previously adopted and disclosed by the Company and filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on December 20, 2013, in connection with his prior service on the Board.

The description of the Offer Letter is only a summary, does not purport to be complete and is qualified in its entirety by the full text of the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Offer Letter, by and between the Company and Michael Graves, dated December 21, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2023	EAGLE PHARMACEUTICALS, INC.

	By:	/s/ Brian Cahill
Brian Cahill
Chief Financial Officer